Exhibit 10.28.4

Execution Copy

ASSIGNMENT OF EARNINGS

DATED AS OF

DECEMBER 1, 2004

MADE BY

TRAILER BRIDGE, INC.

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION,

AS TRUSTEE

ASSIGNMENT OF EARNINGS

This ASSIGNMENT OF EARNINGS, dated as of December 1, 2004, is entered into by and between TRAILER BRIDGE, INC., a Delaware corporation (the “Assignor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee under the Indenture referred to below (acting in such capacity, together with its successors and assigns, the “Trustee”).

RECITALS

WHEREAS, the Assignor intends to issue US$85,000,000 in principal amount of its senior secured notes due 2011 pursuant to the indenture dated as of December 1, 2004 (as amended, supplemented or otherwise modified, the “Indenture”), by and among the Assignor, and the Trustee;

WHEREAS, the Indenture requires the Assignor to secure the payment of the Notes by Liens on, among other things, the Collateral (as herein defined);

WHEREAS, this Agreement sets forth the terms on which the Assignor has agreed to grant Liens on the Collateral in favor of the Trustee for the benefit of the holders of the Notes.

NOW, THEREFORE, in consideration of the premises herein and to induce the initial purchasers of the Notes (as such term is defined in the Indenture) to purchase such Notes and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.01 Definitions. As used herein:

(a) terms defined above have the meanings given such terms above;

(b) unless otherwise defined herein, terms defined in the Indenture and used herein have the meanings given to them in the Indenture;

(c) unless otherwise defined herein, terms defined in the Uniform Commercial Code (as defined herein) and used herein have the same meanings herein as specified therein; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article of the Uniform Commercial Code, then such term has the meaning specified in Article 9; and

(d) the following terms have the following meanings:

“Assignment” means this Assignment of Earnings, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Collateral” has the meaning given such term in 2.01.

“Contract” means each rental agreement, lease, charter, or sale agreement relating to any Vessel.

“Designated Equipment” means all of Assignor’s now owned and hereafter acquired equipment, wherever located, including containers, chassis’, tractors, vehicle transportation modules, machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

“Designated Inventory” means all of Assignor’s now owned or hereafter existing acquired goods, wherever located, which (a) are leased by Assignor as lessor, (b) are held by Assignor for sale or lease or to be furnished under a contract of service, (c) are furnished by Assignor under a contract of service, or (d) consist of raw materials, work in progress, finished goods or materials used or consumed in a business, provided that the term “Designated Inventory” shall not include Designated Equipment.

“Earnings” means:

(a) all the Assignor’s right, title and interest to and in whatever is received (whether voluntary or involuntary, whether cash or non cash, including proceeds of insurance and condemnation awards, rental or lease payments, accounts, chattel paper, instruments, documents, contract rights, general intangibles, equipment and/or inventory) upon the lease, sale, charter, exchange, transfer, or other disposition of any of the Vessels;

(b) all claims for damages for any breach by any charterer or other party thereto of any bareboat or time charter, or lease of any Vessel; and

(c) all remuneration payable by or on behalf of a governmental authority in respect of any detention of any Vessel, and all insurance proceeds payable to Assignor for any loss of or damage to all or any part of any Vessel.

“Excluded Accounts Receivable” means all present and future rights of Assignor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for Designated Inventory that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (b) for services rendered or to be rendered (including services arising from Assignor’s operation or use of any Vessel or other Designated Equipment included in the Collateral but excluding amounts due from a third party in respect of the operation or use by a third party of any such Vessel or Designated Equipment pursuant to the lease, charter or other disposition of such Vessel or Designated Equipment), (c) for a secondary obligation relating to Excluded Accounts Receivable incurred or to be incurred, or (d) arising out of the use of a credit card or charge card or information contained on or for use with the card with respect to the payment of amounts constituting Excluded Accounts Receivable.

“Obligations” has the meaning given to such term in the Security Agreement by and between the Assignor and the Trustee of even date herewith, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Secured Creditors” means the collective reference to the Trustee and the holders of the Notes.

“Secured Documents” means the collective reference to the Indenture, the Notes, the other Note Documents (as such term is defined in the Security Agreement) and any other document made, delivered or given in connection with any of the foregoing.

“Uniform Commercial Code” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Trustee’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, the effect thereof or priority and for purposes of definitions related to such provisions.

“Vessels” means the vessels described in Exhibit A.

1.02 Rules of Construction. Section 1.04 the Indenture is hereby incorporated herein by reference and shall apply to this Assignment, mutatis mutandis.

ARTICLE II

ASSIGNMENT

2.01 Assignment. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Assignor does hereby assign, transfer and convey to the Trustee, its successors and assigns, and does hereby grant to the Trustee, its successors and assigns, a first priority continuing security interest in, lien on and right of setoff against, all of the following Property, wherever located, whether now owned or at any time hereafter acquired by the Assignor or in which the Assignor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(a) the Earnings of the Vessels from any source;

(b) all moneys or other compensation payable by reason of requisition of title or for hire or other compulsory acquisition of any Vessel or any Vessel’s capture, seizure, arrest, detention or confiscation by any governmental authority or Persons acting on behalf of any governmental authority; and

(c) all proceeds and products of the foregoing.

Notwithstanding anything to the contrary contained herein, the term “Collateral” shall not include the Excluded Accounts Receivable.

Upon the occurrence and continuation of an Event of Default, the Assignor hereby authorizes and directs any party to a Contract and their respective successors and assigns to treat and regard the Trustee as the party entitled, in the Assignor’s place and stead, to receive said proceeds and amounts and to exercise all rights of the Assignor with respect thereto; and said parties shall be fully protected in so treating and regarding the Trustee and shall be under no obligation to see to the application by the Trustee of any such proceeds received by it. In addition to the rights granted to the Trustee, the Assignor hereby further transfers and assigns to the Trustee by way of security any and all such Liens, financing statements or similar interests of the Assignor attributable to its interest in the Collateral arising under or created by any statutory provision, judicial decision or otherwise.

2.02 Account Debtors. No Person making payments to the Trustee at its request under the assignment contained herein shall have any responsibility to see to the application of any of such funds, and any party paying or delivering proceeds or amounts to the Trustee under such assignment shall be released thereby from any and all liability to the Trustee to the full extent and amount of all payments or proceeds so delivered. THE ASSIGNOR AGREES TO INDEMNIFY AND HOLD HARMLESS ANY AND ALL PARTIES (INCLUDING FOR SUCH PERSONS’ OWN ORDINARY NEGLIGENCE) MAKING PAYMENTS TO THE TRUSTEE AT THE TRUSTEE’S REQUEST UNDER THE ASSIGNMENT CONTAINED HEREIN, AGAINST ANY AND ALL LIABILITIES, ACTIONS, CLAIMS, JUDGMENTS, COSTS, CHARGES AND ATTORNEYS’ FEES RESULTING FROM THE DELIVERY OF SUCH PAYMENTS TO THE TRUSTEE, AND ALL SUCH AMOUNTS TOGETHER WITH SUCH INTEREST THEREON SHALL BE PART OF THE OBLIGATIONS. THE INDEMNITY AGREEMENT CONTAINED IN THE PREVIOUS SENTENCE IS MADE FOR THE DIRECT BENEFIT OF AND SHALL BE ENFORCEABLE BY ALL SUCH PERSONS. Should the Trustee bring suit against any third party for collection of any amount or sums included within this assignment (and the Trustee shall have the right to bring any such suit), it may sue either in its own name, in the names of the holders of the Notes or in the name of the Assignor, or any of the foregoing.

2.03 Performance under Charters; No Duty of Inquiry. The Assignor hereby undertakes that it shall punctually perform all of its obligations under all Contracts to which it is a party. It is hereby expressly agreed that, anything contained herein to the contrary notwithstanding, the Assignor shall remain liable under all Contracts to perform the obligations assumed by it thereunder, and the Trustee shall have no obligation or liability of any nature whatsoever under any Contract by reason of, or arising out of, this Assignment, nor shall the Trustee be required to assume or be obligated in any manner to perform or fulfill any obligation of the Assignor under or pursuant to any Contract. Nothing in this Assignment shall be deemed or construed to create a delegation to or assumption by the Trustee, of the duties and obligations of the Assignor under Contract. All of the parties to any Contract shall continue to look to the Assignor for performance of all covenants and other obligations and the satisfaction of all representations and warranties of the Assignor thereunder, notwithstanding the assignment herein made or the exercise by the Trustee of any of its rights hereunder or under applicable law. The Trustee shall not be required to make any payment or make any inquiry as to the nature or sufficiency of any payment received by the Trustee, or, unless and until indemnified to its satisfaction, to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder or pursuant hereto at any time or times.

2.04 No Modification of Obligations. Nothing herein contained shall modify or otherwise alter the obligation of the Assignor to make prompt payment of all Obligations, including principal and interest owing thereon, when and as the same become due regardless of whether the Collateral is sufficient to pay the same and the rights provided in accordance with the foregoing assignment provision shall be cumulative of all other security of any and every character now or hereafter existing to secure payment of the Obligations. Nothing in this Assignment is intended to be an acceptance of collateral in satisfaction of or in discharge of the Obligations.

2.05 Affirmative Covenants. Until all of the Obligations have been fully and finally paid and the Indenture and the other Note Documents have been terminated, the Assignor hereby covenants and agrees with the Trustee to:

(a) promptly notify the Trustee in writing of the commencement and termination of any period during which any Vessel is requisitioned; and

(b) during the continuance of an Event of Default, use its best efforts to cause any party for any Contract to execute a Consent and Agreement to this Assignment in substantially the form attached hereto as Exhibit B and deliver such Consent and Agreement to the Trustee.

2.06 Negative Pledge. The Assignor does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that it will not assign or pledge so long as this Assignment shall remain in effect, any of its right, title or interest in the whole or any part of the Collateral hereby assigned to anyone other than the Trustee, and it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of the rights hereby assigned or any of the rights created in this Assignment.

2.07 Attorney-in-Fact. The Trustee shall not be liable for any delay, neglect, or failure to effect collection of any proceeds or to take any other action in connection therewith or hereunder; but the Trustee shall have the right, at its election, in the name of the Assignor or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by the Trustee in order to collect such funds and to protect the interests of the Trustee, and/or the Assignor, with all costs, expenses and attorneys’ fees incurred in connection therewith being paid by the Assignor. The Assignor does hereby irrevocably appoint and constitute the Trustee as the Assignor’s true and lawful attorney-in-fact with full power (in the name of the Assignor or otherwise), to ask, require, demand, receive, compound, and give acquittance for any and all moneys and claims for moneys assigned hereby, to endorse any checks or other instruments or orders in connection therewith, to file any claims or take any action or institute any proceedings which the Trustee may deem to be necessary or advisable in the premises, and to file, without the signature of the Assignor, any and all financing statements or similar documents, other instruments, documents or agreements or renewals thereof arising from this Assignment which the Trustee may deem to be reasonably necessary or advisable in order to perfect or maintain the security interest granted hereby; provided, however, the Trustee shall not take any action pursuant to the power granted by this 2.07 unless an Event of Default shall have occurred and be continuing. Such appointment of the Trustee as attorney-in-fact is irrevocable and is coupled with an interest. The parties agree that the grant of the power of attorney set forth in this Section 2.07 shall not be deemed to create any obligation on the part of the Trustee to take any one or more of the actions described herein.

2.08 Application of Proceeds. All moneys collected or received by the Trustee pursuant to this Assignment shall be applied as provided in Section 6.10 of the Indenture.

2.09 Remedies Cumulative and Not Exclusive; No Waiver. Each and every right, power and remedy given herein, in the Indenture and the other Note Documents to the Trustee shall be cumulative and shall be in addition to every other right, power and remedy of the Trustee now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy, whether herein given or otherwise existing, may be exercised from time to time, in whole or in part, and as often and in such order as may be deemed expedient by the Trustee, and the exercise or the commencement of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. Without limitation of the foregoing, during the continuation of an Event of Default, the Trustee shall have the rights and remedies of a secured party under the Uniform Commercial Code. No delay or omission by the Trustee in the exercise of any right or power in the pursuance of any remedy accruing upon any breach or default by the Assignor shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy or to be an acquiescence therein; nor shall the acceptance by the Trustee of any security or of any payment of or on account of any of the amounts due from the Assignor to the Trustee and maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right to take advantage of any future breach or default or of any past breach or default not completely cured thereby.

2.10 Invalidity. If any provision of this Assignment shall at any time for any reason be declared or decided to be invalid, void or otherwise inoperative by a court of competent jurisdiction, such declaration or decision shall not affect the validity of any other provision or provisions of this Assignment, or the validity of this Assignment as a whole. In the event that by reason of any law or regulation in force or to become in force, or by reason of a ruling of any court of competent jurisdiction, or by any other reason whatsoever, this Assignment is rendered either wholly or partly defective, the Assignor shall furnish the Trustee with an alternative assignment or security and do all such other acts as are reasonably required in order to ensure and give effect to the full intent of this Assignment.

2.11 Continued Security. It is declared and agreed that the security created by this Assignment shall be held by the Trustee as a continuing security for the payment of all moneys which may at any time and from time to time be or become payable by the Assignor in connection with the Obligations and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby secured and that the security so created shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by the Trustee for all or any part of the moneys hereby secured.

2.12 Termination. The Trustee shall terminate this Assignment and release the Collateral only in compliance with the provisions of Section 10.03 of the Indenture and the relevant provisions of this Agreement. Except as may be expressly applicable pursuant to

Section 9-620 of the UCC, no action taken or omission to act by the Trustee or the holders of the Notes hereunder shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until the Trustee and the holders of the Notes shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is provided in the Indenture. If this Assignment has terminated and any payment actually received by the Trustee is subsequently invalidated, rescinded, declared to be fraudulent or preferential or set aside and is required to be repaid under any bankruptcy or other similar law, then this Assignment shall be reinstated and its provisions will continue in effect for the benefit of the Trustee and the Noteholders until such amounts are fully and finally paid in cash.

2.13 Notices. Any notices or communications hereunder shall be made in accordance with Section 12.02 of the Indenture.

2.14 Waiver; Amendment. No amendment, modification, or waiver of any provision of this Assignment, and no consent with respect to any departure of the Assignor therefrom, shall be effective unless the same is in writing and conforms to the requirements set forth in Article IX of the Indenture.

2.15 Further Assurances. The Assignor agrees that at any time and from time to time, upon the written request of the Trustee, the Assignor will promptly and duly execute and deliver any and all such further instruments and documents as the Trustee may deem desirable in obtaining the full benefits of this Assignment (including, without limitation, in connection with the perfection of the security interest created hereby) and of the rights and powers herein granted.

2.16 Governing Law. This Assignment shall be governed by and construed in accordance with, the internal laws of the State of New York.

IN WITNESS WHEREOF, the Assignor and the Trustee have caused this Assignment to be executed as of the day and year first above written.

TRAILER BRIDGE, INC.

By:

Name:

Title:

Signature Page to Assignment of Earnings

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:

Name:

Title:

Signature Page to Assignment of Earnings

EXHIBIT A

TO ASSIGNMENT OF EARNINGS

Vessels

Vessel	Official No.
Barge SAN JUAN - JAX BRIDGE	667317

Barge JAX – SAN JUAN BRIDGE	667879

Floating Ramp 575	544556

All of the foregoing are United States flag Vessels.

Exhibit A

EXHIBIT B

TO ASSIGNMENT OF EARNINGS

CONSENT AND AGREEMENT

The undersigned, [                    ], a counterparty to the Contract to which the Notice of Assignment delivered pursuant to the foregoing Assignment refers (terms defined in the Assignment are used herein with the same meaning), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby acknowledges notice of and consents and agrees to the foregoing Assignment and to all of the terms thereof and agrees that: (1) it will make payment directly to the account of [                                ] (the “Trustee”) at [                                ], of all moneys due and to become due from it under the Contract until receipt of written notice from the Trustee that all obligations to it secured by said Assignment have been paid in full; and (2) any such payment shall be final and the undersigned will not seek to recover from the Trustee for any reason whatsoever any moneys paid by the undersigned to the Trustee by virtue of the foregoing Assignment and this Consent and Agreement but this shall not prevent the set off or credit against or deduction from any moneys payable to the Trustee by virtue of said Assignment of amounts owing to the undersigned by the Assignor under the Contract.

                                                             , as a counterparty to the Contract, confirms and agrees that the Contract is in full force and effect and is enforceable in accordance with its terms and the Assignor is not in default thereunder.

This Consent and Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Dated:

[                                             ]

By:

Name:

Title:

Exhibit B